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                                                                  EXHIBIT 4.1
                                                                  -----------
                              AMENDMENT NO. 1 TO
                            STOCKHOLDERS' AGREEMENT

          This Amendment No. 1 to Stockholders' Agreement ("Amendment") is entered into as of September 19, 1997 by and among McLeodUSA Incorporated, a Delaware corporation (the "Company"); IES Investments Inc., an Iowa corporation ("IES"); Midwest Capital Group, Inc. ("MCG"); MWR Investments Inc. ("MWR"); Clark E. McLeod ("McLeod"); Mary E. McLeod (collectively with McLeod, the "McLeods"); and Richard A. Lumpkin ("Lumpkin") on his own behalf and on behalf of each of the shareholders of Consolidated Communications Inc. ("CCI") listed in Schedule I to the Stockholders' Agreement (as defined below) (the "Original
   ----------
CCI Shareholders"). IES, MCG, MWR, the McLeods and the Original CCI Shareholders are referred to herein collectively as the "Original Parties."

          WHEREAS, the Original Parties are parties to a certain Stockholders' Agreement, dated as of June 14, 1997, by and among the Original Parties (the "Stockholders' Agreement");

          WHEREAS, Section 5.2 of the Stockholders' Agreement provides that no amendment of the Stockholders' Agreement shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment is sought;

          WHEREAS, the Original Parties desire to join certain additional CCI Shareholders (the "New Parties") as parties to the Stockholders' Agreement; and

          WHEREAS, the New Parties desire to be joined as parties to, and CCI Shareholders under, the Stockholders' Agreement, and have granted Lumpkin a power of attorney to sign the Stockholders' Agreement on their behalf;

          NOW THEREFORE, for and in consideration of the foregoing and of the mutual covenants and agreements contained herein and in the Stockholders' Agreement, as amended hereby, the parties hereto agree as follows:

          1.   Schedule I to the Stockholders' Agreement is hereby replaced in
               ----------
its entirety by Revised Schedule I attached hereto.
                ------------------

          2. The New Parties hereby agree to be bound by the terms of the Stockholders' Agreement, as amended by this Amendment. Except as expressly amended by this Amendment, all terms of the Stockholders' Agreement shall remain in full force and effect.

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          3.   All capitalized terms used but not defined in this Amendment shall have the meaning given to them in the Stockholders' Agreement.

          4. This Amendment may be signed in any number of counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the undersigned have duly executed this Amendment, or have caused this Amendment to be duly executed on their behalf, as of the day and year first hereinabove set forth.


     MCLEODUSA INCORPORATED                       MWR INVESTMENTS INC.


     By:/s/ Clark E. McLeod                       By:/s/ P.J. Leighton
        ----------------------                       ----------------------
        Name: Clark E. McLeod                        Name: P.J. Leighton
        Title: Chairman and Chief                    Title: Secretary
               Executive Officer

     IES INVESTMENTS INC.                         MIDWEST CAPITAL
                                                  GROUP, INC.

     By:/s/ Lee Liu                               By:/s/ P.J. Leighton
        ----------------------                       ----------------------
        Name: Lee Liu                                Name: P.J. Leighton
        Title: Chairman and CEO                      Title: Secretary

     /s/ Clark E. McLeod                          /s/ Mary E. McLeod
     -------------------------                    -------------------------
     Clark E. McLeod                              Mary E. McLeod

     /s/ Richard A. Lumpkin                       Richard A. Lumpkin
     -------------------------
     Richard A. Lumpkin                             by and on behalf of
                                                    each of the CCI
                                                    Shareholders named on
                                                    Revised Schedule I
                                                    ------------------
                                                    attached hereto

                                                  /s/ Richard A. Lumpkin
                                                  ----------------------

                                       2
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                                    REVISED
                                  SCHEDULE 1
                                  ----------

Margaret Lumpkin Keon, as Trustee under the Margaret Lumpkin Keon Trust dated May 13, 1978

Richard Anthony Lumpkin, as Trustee under the Richard Anthony Trust Agreement dated May 13, 1978

Richard Anthony Lumpkin and Harris Trust and Savings Bank as Trustees under the Richard Adamson Lumpkin Trust February 6, 1970 and the Supplemental Trust Agreement dated November 6, 1976

The Lumpkin Foundation

Richard Anthony Lumpkin, as Trustee under twelve trusts created under the Richard Adamson Lumpkin Grandchildren's Trust dated September 5, 1980, one for the benefit of each of Joseph John Keon III, Katherine Stoddert Keon, Lisa Anne Keon, Margaret Lynley Keon, Pamela Keon Vitale, Susan Tamara Keon DeWyngaert, Benjamin Iverson Lumpkin, Elizabeth Arabella Lumpkin, Anne Romayne Sparks, Barbara Lee Sparks, Christina Louise Sparks, and John Woodruff Sparks

Margaret L. Keon, as Trustee under the Margaret L. Keon 1990 Dynasty Trust

Richard Anthony Lumpkin, as Trustee under the twelve trusts created under the Mary Green Lumpkin Gallo Trust Agreement dated December 29, 1989, one for the benefit of each of Joseph John Keon III, Katherine Stoddert Keon, Lisa Anne Keon, Margaret Lynley Keon, Pamela Keon Vitale, Susan Tamara Keon DeWyngaert, Benjamin Iverson Lumpkin, Elizabeth Arabella Lumpkin, Anne Romayne Sparks, Barbara Lee Sparks, Christina Louise Sparks, and John Woodruff Sparks

David R. Hodgman and Robert J. Currey, under the twelve 1990 Personal Income Trusts established by Margaret L. Keon, Mary Lee Sparks, and Richard Anthony Lumpkin, each dated April 20, 1990, one for the benefit of each of Joseph John Keon III, Katherine Stoddert Keon, Lisa Ann Keon, Margaret Lynley Keon, Pamela Keon Vitale, Susan Tamara Keon DeWyngaert, Benjamin Iverson Lumpkin, Elizabeth Arabella Lumpkin, Anne Romayne Sparks, Barbara Lee Sparks, Christina Louise Sparks, and John Woodruff Sparks

Richard Anthony Lumpkin, as Trustee under the Richard Anthony Lumpkin Trust 1990 Dynasty Trust

Mary Lee Sparks, individually

Richard Anthony Lumpkin, as Trustee under the Mary Lee Sparks 1990 Dynasty Trust
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Richard Anthony Lumpkin and Christina Louise Sparks, as Trustees under the Mary
Lee Sparks Trust dated May 13, 1978

Benjamin Inverson Lumpkin and Elizabeth Arabella Lumpkin, as Trustees under the Richard Anthony Lumpkin 1993 Grantor Retained Annuity Trust

Pamela K. Vitale and Joseph John Keon III, as Trustees under the Margaret L. Keon 1993 Grantor Retained Annuity Trust

Anne Romayne Sparks, Barbara Lee Sparks, Christina Louise Sparks and John Woodruff Sparks, as Trustees under the Mary Lee Sparks 1993 Grantor Retained Annuity Trust

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